                                                                   EXHIBIT 99.1
-------------------------------------------------------------------------------

                             broadcast.com inc.

                SPECIAL MEETING OF STOCKHOLDERS, JULY __, 1999
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                              broadcast.com

P
R         The undersigned hereby revokes all previous proxies, acknowledges
O    receipt of the Notice of Special Meeting of Stockholders to be held on
X    July __, 1999 and the Proxy Statement/Prospectus, each dated June __,
Y 1999, and hereby appoints Todd R. Wagner and Belinda J. Johnson, and each of them, as the Proxy of the undersigned, each with full power of substitution, to vote on behalf of the undersigned at the Special
     Meeting of Stockholders of broadcast.com to be held at 2909 Taylor Street, Dallas, Texas, on July __, 1999, at 8:00 a.m. local time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the following manner:

-------------------------------------------------------------------------------
               TRIANGLE     FOLD AND DETACH HERE     TRIANGLE

-------------------------------------------------------------------------------


1. Proposal to approve (a) the Agreement and Plan of Merger, dated as of March 31, 1999, among Yahoo! Inc., a Delaware corporation, Alamo Acquisition Corp., a Delaware corporation, and broadcast.com inc., a Delaware corporation, and (b) the merger of Alamo Acquisition Corp., a wholly-owned subsidiary of Yahoo!, with and into broadcast.com whereby, among other things, each outstanding share of broadcast.com common stock will be converted into the right to receive 0.7722 shares of Yahoo! common stock.

                 FOR              AGAINST             ABSTAIN
                 / /                / /                 / /


     The Board of Directors recommends a vote FOR the proposal listed above. This Proxy, when properly executed, will be voted as specified above. THE PROXY WILL BE VOTED FOR THE PROPOSAL LISTED ABOVE IF NO
     SPECIFICATION IS MADE.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

Please sign your name exactly as it appears below. In the case of shares owned in joint tenancy or as tenants in common, all should sign. Fiduciaries should indicate their title and authority.


Signature(s)                                             Dated            , 1999
            --------------------------------------------       -----------
            Please print the name(s) appearing on each share certificate(s) over which you have voting authority: (Print name(s) on certificate(s)) Please sign your name (Authorized Signature(s))

-------------------------------------------------------------------------------
               TRIANGLE     FOLD AND DETACH HERE     TRIANGLE